EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-27141) of IOS Capital, Inc. of our report dated October 26, 2001 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 21, 2001